LivePerson Announces Third Quarter 2023 Financial Results

-- Total Revenue of $101.3M, at the top end of our guidance range --

-- Adjusted EBITDA above the midpoint of our guidance range --

--Maintaining 2023 Revenue and Adjusted EBITDA guidance midpoints--

NEW YORK, November 8, 2023, -- LivePerson, Inc. (NASDAQ: LPSN) (“LivePerson” the “Company”, “we” or “us”), a global leader in conversational AI, today announced financial results for the third quarter ended September 30, 2023.

Third Quarter Highlights

Total revenue was $101.3 million for the third quarter of 2023, at the top end of our prior guidance and a decrease of 21.8% as compared to the same period last year as the company continues to execute on its plan to exit lower-margin and non-core lines of business.

LivePerson signed 50 deals in total for the third quarter, consisting of 19 new and 31 existing customer contracts, including 4 seven-figure deals. Trailing-twelve-months average revenue per enterprise and mid-market customer increased 13% for the third quarter to $595,000, up from approximately $525,000 for the comparable prior-year period. Beginning with the second quarter of 2022, in order to provide a more consistent and meaningful measure of ARPC, we started calculating this metric using only B2B Core recurring revenue, which is consistent with the revenue base for calculating Net Revenue Retention.

“Since last quarter, we have refocused the company on our core strengths – those that have delivered a meaningful return on investment to our enterprise customers by enabling them to efficiently shift legacy voice interactions to digital channels and AI-powered automation.” said Interim CEO and CFO John Collins. “Based on projections available from Gartner and Forrester, the combined markets for conversational AI and customer service and support are estimated to grow approximately 20% year-over-year in 2024. Considering the demonstrable return on investment our customers are realizing, and growing traction we’re seeing with generative AI, we believe we are well positioned to meet this growing demand.”

Customer Expansion

During the third quarter, the Company signed 50 total deals for the quarter, including 4 seven-figure deals, 31 expansion & renewals and 19 new logo deals. New logo deals included:
•Two large California-based credit unions;
•A leading conversational marketplace company; and
•One of the largest network providers in the UK.
The Company also expanded/renewed business with:
•A leading Australian bank;
•A leading South African digital bank;
•One of the world’s largest cruise lines; and
•One of the world's largest amusement park and entertainment businesses.

Net Loss and Adjusted Operating Income (Loss)

Net loss for the third quarter of 2023 was $53.3 million or $0.68 per share, as compared to a net loss of $43.2 million or $0.56 per share for the third quarter of 2022. Adjusted operating income, a non-GAAP financial metric, for the third quarter of 2023 was $2.8 million, as compared to $2.0 million adjusted operating income for the third quarter of 2022. Adjusted operating income (loss) excludes amortization of purchased intangibles and finance leases, stock-based compensation expense, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangible assets, gain on divestiture, leadership transition costs, contingent earn-out adjustments, acquisition and divestiture costs, interest (income) expense, and other expense (income).

Adjusted EBITDA

Adjusted EBITDA, a non-GAAP financial measure, for the third quarter of 2023 was $10.6 million as compared to adjusted EBITDA of $9.1 million for the third quarter of 2022. Adjusted EBITDA excludes amortization of purchased intangibles and finance leases, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangible assets, leadership transition costs, gain on divestiture, contingent earn-out adjustments, provision for income taxes, acquisition and divestiture costs, interest (income) expense, and other expense (income).

A reconciliation of non-GAAP financial measures to GAAP measures has been provided in the financial tables included in this press release. An explanation of the non-GAAP financial measures and how they are calculated is included below under the heading “Non-GAAP Financial Measures.”

Cash and Cash Equivalents

The Company’s cash balance was $212.2 million at September 30, 2023, as compared to $391.8 million at December 31, 2022.

Financial Expectations

The following forward-looking measures and the underlying assumptions involve significant known and unknown risks and uncertainties, and actual results may vary materially from these forward-looking measures. The Company does not present a quantitative reconciliation of the forward-looking non-GAAP financial measures, adjusted EBITDA and adjusted EBITDA margin to the most directly comparable GAAP financial measures (or otherwise present such forward-looking GAAP measures) because it is impractical to forecast certain items without unreasonable efforts due to the uncertainty and inherent difficulty of predicting, within a reasonable range, the occurrence and financial impact of and the periods in which such items may be recognized. In particular, these non-GAAP financial measures exclude certain items, including amortization of purchased intangibles and finance leases, stock-based compensation expense, depreciation, other litigation, consulting and other employee costs, restructuring costs, impairment of goodwill, impairment of intangible assets, leadership transition costs, gain on divestiture, contingent earn-out adjustments, (benefit from) provision for income taxes, acquisition and divestiture costs, interest (income) expense, and other expense (income), which depend on future events that the Company is unable to predict. Depending on the size of these items, they could have a significant impact on the Company’s GAAP financial results.

In terms of full year 2023 revenue guidance, we are reiterating the midpoint of $394M, but narrowing the range to $389M - $399M from the prior range of $388M - $400M. This range excludes the $7.2M contribution from Kasamba in Q1.

Inclusive of the Kasamba contribution in Q1, the new full year 2023 revenue guidance range is $396M - $406M, narrowed from the prior range of $395M - $407M.

As for the B2B Core, we expect recurring revenue to represent 86% of total revenue.

For full year 2023 Adjusted EBITDA guidance, we are reiterating the midpoint of $25.5M, but narrowing the range to $22M - $29M from the prior range of $19M - $32M.

For the fourth quarter, we expect total revenue to range from $89.7M - $99.7M. Further, we expect B2B Core recurring revenue to represent 89% of total revenue. As for adjusted EBITDA, we are expecting a range of $0M - $7M.

For the tables below, year-over-year growth rates are on a like-for-like basis (excluding Kasamba contribution from 2022).

Fourth Quarter 2023

Guidance
Revenue (in millions)	$89.7 - $99.7
Revenue growth (year-over-year)	(21)% - (12)%
Adjusted EBITDA (in millions)	$0 - $7
Adjusted EBITDA margin (%)	0.0% - 7.0%

Full Year 2023 (excludes Consumer revenue generated in Q1 2023)

Guidance
Revenue (in millions)	$389 - $399
Revenue growth (year-over-year)	(19)% - (16)%
Adjusted EBITDA (in millions)	$22 - $29
Adjusted EBITDA margin (%)	5.7% - 7.3%

Disaggregated Revenue
Included in the accompanying financial results are revenues disaggregated by revenue source, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In thousands)
Revenue:
Hosted services (1)	$85,747	$98,951	$254,371	$318,382
Professional services	15,585	30,610	52,144	73,941
Total revenue	$101,332	$129,561	$306,515	$392,323

(1)On March 20, 2023, the Company completed the sale of Kasamba and therefore ceased recognizing revenue related to Kasamba effective on the transaction close date. Further, this sale eliminated the entire Consumer segment, as a result of which revenue is presented within a single consolidated segment. Hosted services includes $7.2 million for the nine months ended September 30, 2023, and $9.5 million and $27.7 million of revenue for the three and nine months ended September 30, 2022, respectively, relating to Kasamba.

Stock-Based Compensation
Included in the accompanying financial results are expenses related to stock-based compensation, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In thousands)
Cost of revenue	$76	$2,905	$879	$9,156
Sales and marketing	2,726	6,021	7,429	18,612
General and administrative	5,180	12,034	(6,070)	35,703
Product development	3,314	10,980	2,242	36,852
Total	$11,296	$31,940	$4,480	$100,323

Amortization of Purchased Intangibles and Finance Leases
Included in the accompanying financial results are expenses related to the amortization of purchased intangibles and finance leases, as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022

	(In thousands)
Cost of revenue	$7,545	$4,811	$16,684	$13,788
Amortization of purchased intangibles	894	920	2,644	2,742
Total	$8,439	$5,731	$19,328	$16,530

Supplemental Third Quarter 2023 Presentation
LivePerson will post a presentation providing supplemental information for the third quarter 2023 on the investor relations section of the Company’s web site at www.ir.liveperson.com.

Earnings Teleconference Information
The Company will discuss its third quarter of 2023 financial results during a teleconference today, November 8, 2023, at 5:00 PM ET. To participate via telephone, callers should dial in five to ten minutes prior to the 5:00 p.m. Eastern start time; domestic callers (U.S. and Canada) should dial 1-877-407-0784, while international callers should dial 1-201-689-8560, and both should reference the conference ID “13741138.”
The conference call will also be simulcast live on the Internet and can be accessed by logging onto the investor relations section of the Company’s web site at www.ir.liveperson.com.
If you are unable to participate in the live call, the teleconference will be available for replay approximately two hours after the call. To access the replay, please call 1-844-512-2921 (U.S. and Canada) or 1-412-317-6671 (international). Please reference the conference ID “13741138.” A replay will also be available on the investor relations section of the Company’s web site at www.ir.liveperson.com.

About LivePerson, Inc.
LivePerson (NASDAQ: LPSN) is the global leader in enterprise conversations. Hundreds of the world’s leading brands — including HSBC, Chipotle, and Virgin Media — use our award-winning Conversational Cloud platform to connect with millions of consumers. We power nearly a billion conversational interactions every month, providing a uniquely rich data set and safety tools to unlock the power of Conversational AI for better business outcomes. Fast Company named us the #1 Most Innovative AI Company in the world. To talk with us or our AI, please visit liveperson.com.

Non-GAAP Financial Measures

Investors are cautioned that the following financial measures used in this press release are “non-GAAP financial measures”: (i) adjusted EBITDA, or earnings/(loss) before (benefit from) provision for income taxes, interest (income) expense, other expense (income), depreciation, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangible assets, leadership transition costs, gain on divestiture, acquisition and divestiture costs and other litigation, consulting and other employee costs; (ii) adjusted EBITDA margin, or earnings/(loss) before (benefit from) provision for income taxes, interest (income) expense, other expense (income), depreciation, amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangible assets, leadership transition costs, gain on divestiture, acquisition and divestiture costs and other litigation, consulting and other employee costs divided by revenue; (iii) adjusted operating (loss) income, or operating income (loss) excluding interest (income) expense, other expense (income), amortization of purchased intangibles and finance leases, stock-based compensation expense, contingent earn-out adjustments, restructuring costs, impairment of goodwill, impairment of intangible assets, leadership transition costs, gain on divestiture, acquisition and divestiture costs, and other litigation, consulting and other employee costs and (iv) free cash flow, or net cash provided by operating activities less purchases of property and equipment, including capitalized software.

Non-GAAP financial information should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present non-GAAP financial information because we believe that it is helpful to some investors as one measure of our operations.
Forward-Looking Statements
Statements in this press release and on our earnings call regarding LivePerson that are not historical facts are forward-looking statements and are subject to risks and uncertainties that could cause actual future events or results to differ materially from such statements. Any such forward-looking statements, including but not limited to financial guidance, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. It is routine for our internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we are under no obligation to inform you if they do. Some of the factors that could cause actual results to differ materially from the forward-looking statements contained herein include, without limitation: our ability to retain key personnel, attract new personnel and to manage staff attrition; strain on our personnel resources and infrastructure from supporting our existing and growing customer base; our ability to retain existing customers and cause them to purchase additional services and to attract new customers; major public health issues; the ability to successfully integrate past or potential future acquisitions; our ability to secure additional financing to execute our business strategy; lengthy sales cycles; delays in our implementation cycles; payment-related risks; potential fluctuations in our quarterly revenue and operating results; the material weakness in our internal controls and limitations on the effectiveness of our controls; non-payment or late payment of amounts due to us from a significant number of customers; volatility in the capital markets; recognition of revenue from subscriptions; customer retention and engagement; our ability to develop and maintain successful relationships with partners, service partners, social media and other third-party consumer messaging platforms and endpoints; our ability to effectively operate on mobile devices; the highly competitive markets in
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which we operate; general economic conditions; failures or security breaches in our services, those of our third party service providers, or in the websites of our customers; regulation or possible misappropriation of personal information belonging to our customers’ Internet users; US and international laws and regulations regarding privacy and data protection and increased public scrutiny of privacy and security issues that could result in increased government regulation and other legal obligations; new regulatory or other legal requirements that could materially impact our business; governmental export controls and economic sanctions; industry-specific regulation and unfavorable industry-specific laws, regulations or interpretive positions; future regulation of the Internet or mobile devices; technology-related defects that could disrupt the LivePerson services; our ability to protect our intellectual property rights or potential infringement of the intellectual property rights of third parties; the use of AI in our product offerings; the presence of, and difficulty in correcting, errors, failures or “bugs” in our products; our ability to license necessary third party software for use in our products and services, and our ability to successfully integrate third party software; potential adverse impact due to foreign currency and cryptocurrency exchange rate fluctuations; additional regulatory requirements, tax liabilities, currency exchange rate fluctuations and other risks if and as we expand; risks related to our operations in Israel; potential failure to meeting service level commitments to certain customers; legal liability and/or negative publicity for the services provided to consumers via our technology platforms; technological or other defects that could disrupt or negatively impact our services; our ability to maintain our reputation; changes in accounting principles generally accepted in the United States; natural catastrophic events and interruption to our business by man-made problems; potential limitations on our ability to use net operating losses to offset future taxable income; risks related to our common stock being traded on more than one securities exchange; and other factors described in the "Risk Factors" section of the Company's Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on March 16, 2023. This list is intended to identify only certain of the principal factors that could cause actual results to differ from those discussed in the forward-looking statements. Readers are referred to the Company’s reports and documents filed from time to time by us with the Securities and Exchange Commission for a discussion of these and other important factors that could cause actual results to differ from those discussed in forward-looking statements.

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LivePerson, Inc.
Condensed Consolidated Statements of Operations
(In Thousands, Except Share and Per Share Data)
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$101,332	$129,561	$306,515	$392,323

Costs, expenses and other:
Cost of revenue	31,980	43,681	105,964	138,297
Sales and marketing	32,118	49,448	93,312	167,563
General and administrative	30,448	32,171	70,065	92,152
Product development	35,575	44,744	94,933	156,568
Impairment of goodwill	11,895	—	11,895	—
Restructuring costs	2,097	7,111	15,999	17,949
Gain on divestiture	—	—	(17,591)	—
Amortization of purchased intangibles	894	920	2,644	2,742
Total costs, expenses and other	145,007	178,075	377,221	575,271

Loss from operations	(43,675)	(48,514)	(70,706)	(182,948)

Other income (expense), net
Interest income (expense), net	1,068	401	3,005	(1,713)
Other (expense) income, net	(10,164)	5,114	9,391	1,908
Total other (expense) income	(9,096)	5,515	12,396	195

Loss before provision for income taxes	(52,771)	(42,999)	(58,310)	(182,753)

Provision for income taxes	541	249	1,600	1,270

Net Loss	$(53,312)	$(43,248)	$(59,910)	$(184,023)

Net loss per share of common stock:
Basic	$(0.68)	$(0.56)	$(0.78)	$(2.39)
Diluted	$(0.68)	$(0.56)	$(0.78)	$(2.39)

Weighted average shares outstanding:
Basic	78,005,210	77,784,346	76,902,316	76,969,629
Diluted	78,005,210	77,784,346	76,902,316	76,969,629

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LivePerson, Inc.
Condensed Consolidated Statements of Cash Flows
(In Thousands)
Unaudited

	Nine Months Ended
	September 30,
	2023	2022
OPERATING ACTIVITIES:
Net Loss	$(59,910)	$(184,023)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	4,480	100,323
Depreciation	24,852	21,414
Amortization of purchased intangible assets and finance leases	16,369	16,530
Amortization of debt issuance costs	3,384	2,831
Impairment of goodwill	11,895	—
Impairment of intangible assets	2,959	—
Change in fair value of contingent consideration	5,442	(8,568)
Gain on repurchase of convertible notes	(7,200)	—
Allowance for credit losses	2,653	4,669
Gain on divestiture	(17,591)	—
Deferred income taxes	741	770
Equity loss in joint venture	2,264	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(16,390)	(13,856)
Prepaid expenses and other current assets	(18,028)	(13,519)
Contract acquisition costs non-current	6,189	(2,842)
Other assets	1,390	(123)
Accounts payable	(13,420)	(4,229)
Accrued expenses and other current liabilities	28,892	(12,234)
Deferred revenue	12,691	7,450
Operating lease assets and liabilities, net	(500)	(2,148)
Other liabilities	(23,282)	8,084
Net cash used in operating activities	(32,120)	(79,471)
INVESTING ACTIVITIES:
Purchases of property and equipment, including capitalized software	(22,437)	(35,212)
Payments for acquisitions, net of cash acquired	—	(3,458)
Purchases of intangible assets	(3,245)	(1,394)
Proceeds from divestiture	13,819	—
Investment in joint venture	—	(3,993)
Net cash used in investing activities	(11,863)	(44,057)
FINANCING ACTIVITIES:
Principal payments for financing leases	(2,468)	(2,785)
Proceeds from issuance of common stock in connection with the exercise of options and ESPP	1,622	1,238
Payments on repurchase of convertible senior notes	(149,702)	—
Net cash used in financing activities	(150,548)	(1,547)
Effect of foreign exchange rate changes on cash and cash equivalents	6,654	(4,713)
Net decrease in cash, cash equivalents, and restricted cash	(187,877)	(129,788)
Cash, cash equivalents, and restricted cash - beginning of year	392,198	523,532
Plus: cash classified within current assets held for sale - beginning of year	10,011	—
Cash, cash equivalents, and restricted cash - end of period	$214,332	$393,744

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LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Reconciliation of Adjusted EBITDA (Loss):
GAAP net loss	$(53,312)	$(43,248)	$(59,910)	$(184,023)
Add/(less):
Other litigation, consulting and other employee costs (1)	8,514	4,772	26,713	12,643
Depreciation	7,764	7,063	24,852	21,414
Amortization of purchased intangibles and finance leases	5,480	5,731	16,369	16,530
Restructuring costs (2)	2,097	7,111	15,999	17,949
Impairment of goodwill	11,895	—	11,895	—
Leadership transition costs	6,966	—	6,966	—
Contingent earn-out adjustments	7,227	(8,568)	5,441	(8,568)
Acquisition and divestiture costs	126	1,002	3,035	3,124
Impairment of intangible assets	2,959	—	2,959	—
Stock-based compensation expense (3)	8,475	31,940	1,662	100,323
Provision for income taxes	541	249	1,600	1,270
Interest (income) expense, net	(1,068)	(401)	(3,005)	1,713
Gain on divestiture	—	—	(17,591)	—
Other expense (income), net (4)	2,938	3,454	(14,832)	6,660
Adjusted EBITDA (loss)	$10,602	$9,105	$22,153	$(10,965)

Reconciliation of Adjusted Operating Income (Loss)
Loss before provision for income taxes	(52,771)	(42,999)	(58,310)	(182,753)
Add/(less):
Other litigation, consulting and other employee costs (1)	8,514	4,772	26,713	12,643
Amortization of purchased intangibles and finance leases	5,480	5,731	16,369	16,530
Restructuring costs (2)	2,097	7,111	15,999	17,949
Impairment of goodwill	11,895	—	11,895	—
Leadership transition costs	6,966	—	6,966	—
Contingent earn-out adjustments	7,227	(8,568)	5,441	(8,568)
Acquisition and divestiture costs	126	1,002	3,035	3,124
Impairment of intangible assets	2,959	—	2,959	—
Stock-based compensation expense (3)	8,475	31,940	1,662	100,323
Interest (income) expense, net	(1,068)	(401)	(3,005)	1,713
Gain on divestiture	—	—	(17,591)	—
Other expense (income), net (4)	2,938	3,454	(14,832)	6,660
Adjusted operating income (loss)	$2,838	$2,042	$(2,699)	$(32,379)
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LivePerson, Inc.
Reconciliation of Non-GAAP Financial Information to GAAP
(In Thousands)
Unaudited
——————————————
(1)Includes litigation costs of $8.4 million, consulting costs of $0.5 million and accrued expenses and fees of $0.2 million, offset by sales tax liability reversals $0.6 million for the three months ended September 30, 2023. Includes consulting costs of $0.3 million, litigation costs of $3.3 million and accrued expenses and fees of $1.2 million for the three months ended September 30, 2022. Includes litigation costs of $23.6 million, accrued expenses and fees of $2.3 million and consulting costs of $0.9 million, offset by sales tax liability reversals of $0.1 million for the nine months ended September 30, 2023. Includes litigation costs of $7.4 million, employee-related costs of $3.9 million, consulting costs of $1.0 million and an increase to the reserve for sales and use tax liability of $0.3 million for the nine months ended September 30, 2022.
(2)Includes severance costs and other compensation related costs of $2.1 million and $16.0 million for the three months and nine months ended September 30, 2023, respectively. Includes severance costs and other compensation related costs of $7.1 million for the three months ended September 30, 2022. Includes severance costs and other compensation related costs of $17.6 million and lease restructuring costs of $0.3 million for the nine months ended September 30, 2022.
(3)Excludes $2.8 million of accelerated stock-based compensation recorded during the three months ended September 30, 2023 in connection with the CEO departure, as these costs are presented in leadership transition costs.
(4)Includes losses related to the Company’s equity method investment during the three months ended September 30, 2023. Includes $10.0 million of other income related to a litigation settlement, a $7.2 million gain related to convertible senior notes repurchases and losses related to the Company’s equity method investment during the nine months ended September 30, 2023. The remaining amount of other income (expense), net fluctuation is attributable to currency rate fluctuations three and nine months ended September 30, 2023. Includes $0.2 million of other income related to the settlement of leases and $2.5 million of costs related to elimination entries of the Company's equity method investment for the three and nine months ended September 30, 2022. The remaining amount of other expense (income) for the three and nine months ended September 30, 2022 is attributable to currency rate fluctuations.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Calculation of Free Cash Flow:
Net cash used in operating activities	$(1,571)	$(15,104)	$(32,120)	$(79,471)
Purchases of property and equipment, including capitalized software	(5,440)	(10,015)	(22,437)	(35,212)
Total free cash flow	$(7,011)	$(25,119)	$(54,557)	$(114,683)
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LivePerson, Inc.
Condensed Consolidated Balance Sheets
(In Thousands)
Unaudited

	September 30, 2023	December 31, 2022
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$212,189	$391,781
Accounts receivable, net	99,867	86,537
Prepaid expenses and other current assets	41,201	23,747
Restricted cash	2,143	417
Assets held for sale	—	30,984
Total current assets	355,400	533,466

Operating lease right of use assets	4,386	1,604
Property and equipment, net	123,468	126,499
Contract acquisition costs	35,953	43,804
Intangible assets, net	64,781	78,103
Goodwill	283,759	296,214
Deferred tax assets	4,486	4,423
Investment in joint venture	—	2,264
Other assets	1,212	2,563
Total assets	$873,445	$1,088,940

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$14,098	$25,303
Accrued expenses and other current liabilities	123,132	129,244
Deferred revenue	96,783	84,494
Convertible senior notes	72,245	—
Operating lease liabilities	2,194	2,160
Liabilities associated with assets held for sale	—	10,357
Total current liabilities	308,452	251,558

Deferred revenue, net of current portion	393	174
Convertible senior notes, net of current portion	511,055	737,423
Operating lease liabilities, net of current portion	2,932	682
Deferred tax liabilities	2,762	2,550
Other liabilities	2,770	28,465
Total liabilities	828,364	1,020,852
Total stockholders’ equity	45,081	68,088
Total liabilities and stockholders’ equity	$873,445	$1,088,940

Investor Relations contact
ir-lp@liveperson.com
212-609-4214
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